UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2013

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2013 the registrant’s majority-owned search subsidiary Sogou Inc., a Cayman Islands company (together with its wholly-owned subsidiaries and variable interest entity, “Sogou”), entered into a Subscription Agreement (the “Subscription Agreement”) with THL A21 Limited, a British Virgin Islands company which is a wholly-owned subsidiary of Tencent Holdings Limited, a Cayman Islands company (Tencent Holdings Limited together with its subsidiaries, Tencent”); the registrant’s wholly-owned subsidiary Sohu.com (Search) Limited, a Cayman Islands company (“Sohu Search”); and Photon Group Limited (“Photon”), the investment vehicle of Dr. Charles Zhang, the registrant’s Chairman and Chief Executive Officer. The transactions contemplated under the Subscription Agreement were effective upon its execution.

Pursuant to the Subscription Agreement and a series of contracts also entered into on September 16, 2013 between Sogou and Tencent, Tencent invested a net amount of $448 million in cash in Sogou and is transferring its Soso search-related businesses and certain other assets to Sogou. The parties have agreed to customary representations, warranties, indemnities and covenants. As a result of the transaction, Tencent, through a combination of voting Series B Preferred Shares and non-voting Class B Ordinary Shares, holds 36.5% of Sogou’s equity capital on a fully-diluted basis, which could further increase to approximately 40% in the near future, and a 20.6% voting interest in Sogou. Sohu remains the controlling shareholder of Sogou through a voting agreement also entered into on September 16, 2013 among Sohu Search, Photon, Sogou’s Chief Executive Officer Mr. Xiaochuan Wang, and four other members of Sogou’s management. Sohu will continue to consolidate Sogou in its financial statements and recognize non-controlling interest.

Under an amended and restated memorandum of association adopted by Sogou’s shareholders effective September 16, 2013 in connection with the Subscription Agreement, the Sogou Series B Preferred Shares acquired by Tencent are entitled to customary dividend and liquidation preferences, anti-dilution protection, protective provisions, pre-emptive rights, and the right to participate pro rata in any dividends paid by Sogou.

Also on September 16, 2013, Sogou, Sohu Search, Photon, Mr. Xiaochuan Wang, four other members of Sogou’s management (collectively, the “Sohu Parties”) and Tencent entered into a Shareholders Agreement (the “Shareholders Agreement”). Under the Shareholders Agreement, the parties have agreed to vote their Sogou voting shares in all elections of directors to elect three designees of Sohu Search and two designees of Tencent. In addition, the Sohu Parties, on the one hand, and Tencent, on the other hand, may not transfer any equity shares in Sogou without the consent of Sohu Search or Tencent, as applicable. If consent to a transfer of shares is given by the appropriate party, the shares will remain subject to customary rights of first refusal and co-sale. In addition, Sogou has agreed to grant Tencent customary registration rights following an initial public offering by Sogou. The Shareholders Agreement will terminate effective upon the completion of an initial public offering by Sogou.

Sogou will use a portion of the cash proceeds of Tencent’s investment to pay a special dividend in the amount of approximately $301 million to the holders of Series A Preferred Shares of Sogou, payable promptly following the closing of the transaction.

Separately, Sogou and Tencent entered into a Business Cooperation Agreement and related agreements on September 16, 2013 pursuant to which they have agreed to jointly develop, cross-promote and integrate their respective products and services, while collaborating in areas of search technology, user insights and data sharing. Sogou’s leading products, including Sogou Pinyin and Sogou Search, will have direct access to the vast user base of Tencent’s online and mobile social communities.

Also on September 16, 2013, Sogou entered into (i) a Repurchase Option Agreement with Sohu Search, exercisable commencing March 15, 2014, granting to Sogou the right to purchase 24,000,000 Series A Preferred Shares of Sogou held by Sohu Search for an aggregate purchase price of $78.8 million; (ii) a Repurchase Option Agreement with Photon, also exercisable commencing March 15, 2014, granting to Sogou the right to purchase 6,400,000 Series A Preferred Shares of Sogou held by Photon for an aggregate purchase price of $21 million; and (iii) a Repurchase/Put Option Agreement with China Web Search (HK) Limited (“China Web”), also exercisable commencing March 15, 2014, granting to Sogou the right to purchase, and China Web the right to put to Sogou, 14,400,000 Series A Preferred Shares of Sogou held by China Web for an aggregate purchase price of $47.3 million. Sogou expects to exercise its rights under each of these agreements when they first become exercisable.

Item 8.01 Other Events.

On September 16, 2013, the registrant and Tencent Holdings Limited jointly issued a press release announcing a strategic cooperation between them with respect to Sogou. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information related to the transactions described under Item 1.01 will be provided by amendment.

(d) The following Exhibit is filed as part of this report:

99.1 Press release dated September 16, 2013

Safe Harbor Statement

This report on 8-K includes forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Potential risks and uncertainties include, but are not limited to, intense competition in the online search business in general in China and in its application to the mobile platform in particular, the possibility that Sogou’s strategic cooperation with Tencent will not produce the hoped-for synergies and opportunities in the search market in China, and the other risks and uncertainties described in Sohu’s annual report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 16, 2013	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Co-President and Chief Financial Officer

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